Exhibit 23.1

          Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ramtron International Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-12265, 333-33554, 333-60594, and 333-66252) on Form S-8 and (333-
19119, 333-47615, 333-87107, 333-95209, 333-42106, 333-95209, and 333-128653)
on Form S-3 of Ramtron International Corporation and subsidiaries of our report dated March 15, 2005, with respect to the consolidated balance sheets of Ramtron International Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Ramtron International Corporation, as amended by the current report on Form 8-K, dated October 11, 2005 of Ramtron International Corporation Our report dated March 15, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Ramtron International Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not have adequate controls over the authorization of recording revenue and did not have adequate controls over the approval of cash disbursements at its Mushkin subsidiary.

                                        /s/ KPMG LLP
                                        ---------------
                                        KPMG LLP
Denver, Colorado
October 11, 2005

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